UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2005

PARALLEL PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-13305	75-1971716
(Commission file number)	(IRS employer identification number)

1004 N. Big Spring, Suite 400, Midland, Texas	79701
(Address of principal executive offices)	(Zip code)

(432) 684-3727

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On September 1, 2005, Parallel Petroleum Corporation (“Parallel”) and Stonington Corporation (“Stonington”) entered into a non-exclusive financial engagement agreement (the “Engagement Letter”).

The following description of the Engagement Letter is qualified in its entirety by reference to the Engagement Letter, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1.

Under the agreement, Stonington will (a) provide a variety of general financial and strategic advisory services on matters relating to general corporate finance and investment banking matters, acquisitions, investments, dispositions and other strategies and financial advisory services helpful to Parallel; (b) assist and advise Parallel in connection with raising capital through the issuance by Parallel of securities in the form of (i) common stock, convertible preferred stock, or other equity-like securities ( “Equity Type Financing”), or (ii) high yield, whether in the form of senior or subordinated debt or as non-convertible preferred stock, or other subordinated debt securities (“Subordinated Debt Type Financing”), in each case in transactions in which Stonington is not the lead or managing underwriter or primary placement agent (an Equity Type Financing and Subordinated Debt Type Financing, collectively referred to herein as a “Financing”); (c) provide, upon request by Parallel, financial, advisory and investment banking services in connection with the possible sale or merger of Parallel; and (d) provide, upon request by Parallel, financial, advisory and investment banking services in connection with (i) financings in which Stonington acts as the lead or managing underwriter or primary placement agent, (ii) acquisition or investment opportunities, or (iii) senior debt financings.

For providing general financial advisory services, Stonington is entitled to a retainer fee in the amount of $75,000.00 for the three quarters ended September 30, 2005, and, thereafter, a quarterly retainer fee in the amount of $25,000.00, payable in advance, for a period of fifteen months beginning October 1, 2005 and ending on December 31, 2006.

For providing assistance in connection with transactions other than general financial advisory services, Stonington is entitled to receive:

•

upon the closing of any Equity Type Financing in which Stonington is not the lead or managing underwriter or primary placement agent, a transaction fee in an amount equal to .60% of the aggregate proceeds received by Parallel from the sale of the equity securities;

•

upon the closing of any Subordinated Debt Type Financing in which Stonington is not the lead or managing underwriter or primary placement agent, a transaction fee in an amount equal to .375% of the aggregate proceeds received by Parallel from the sale of the debt securities;

•	upon the closing of any sale or merger of Parallel, a transaction fee in an amount equal to .60% of the aggregate transaction proceeds; and
•	in connection with Stonington’s services of a nature described in clause (d) above, a transaction fee determined by mutual agreement of Stonington and Parallel.

Parallel presently has no agreements or commitments for any Financings or other transactions that would result in the payment of any transaction fees to Stonington.

While either party can terminate the agreement upon fifteen days prior written notice, the Engagement Letter contains customary provisions protecting Stonington’s fees if a transaction identified prior to termination occurs later. Parallel has agreed to reimburse Stonington for its reasonable out-of-pocket expenses.

Parallel has agreed to indemnify Stonington and hold it harmless against certain liabilities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARALLEL PETROLEUM CORPORATION

By:	/s/ Larry C. Oldham

Larry C. Oldham, President

and Chief Executive Officer

Dated:    September 7, 2005

EXHIBIT INDEX

Exhibit No.	Description
*99.1	Financial engagement letter
agreement, dated August 31,
2005, between Parallel Petroleum
Corporation and Stonington
Corporation

_____________

*Filed herewith.